        As filed with the Securities and Exchange Commission on November 7, 1997
                                               Registration No. 333-____________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ---------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ---------------------------------

                   INTERNATIONAL MANUFACTURING SERVICES, INC.

             (Exact name of registrant as specified in its charter)


                     Delaware                                77-0393609
          (State or other jurisdiction of                 (I.R.S. Employer
          incorporation or organization)               Identification Number)

                              2071 Concourse Drive
                           San Jose, California 95131

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                       ---------------------------------

                             1996 Stock Option Plan
                                 1997 Stock Plan
                        1997 Employee Stock Purchase Plan
                   1997 Non-U.S. Employee Stock Purchase Plan
                            1997 Director Option Plan
                            (Full title of the plans)

                       ---------------------------------

                                  Nathan Kawaye
                             Chief Financial Officer
                   International Manufacturing Services, Inc.
                              2071 Concourse Drive
                           San Jose, California 95131
                                 (408) 953-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                       ---------------------------------
                                    Copy to:

                               Robert G. Day, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304


================================================================================

                         CALCULATION OF REGISTRATION FEE

                                                                      Proposed              Proposed
                                                                       Maximum               Maximum
                                                       Amount         Offering              Aggregate           Amount of
           Title of Securities                          to be           Price               Offering          Registration
            to be Registered                         Registered       Per Share               Price                Fee
---------------------------------------------------------------------------------------------------------------------------

Class A Common Stock (par value $0.001 per
share) to be issued upon exercise of options
granted under the 1996 Stock Option Plan              2,929,500        $1.11 (1)           $ 3,251,745        $      985.38

Class A Common Stock (par value $0.001 per
share) reserved for issuance under the 1996
Stock Option Plan                                       385,500        $10.0938 (2)        $ 3,891,159.90     $    1,179.14

Class A Common Stock (par value $0.001 per
share) to be issued upon exercise of options
granted under the 1997 Stock Plan                     1,117,000        $11.50 (3)          $12,845,500        $    3,892.76

Class A Common Stock (par value $0.001 per
share) reserved for issuance under the 1997
Stock Plan                                              633,000        $10.0938 (2)        $ 6,389,375.40     $    1,936.17

Class A Common Stock (par value $0.001 per
share) reserved for issuance pursuant to the
1997 Employee Stock Purchase Plan                       250,000        $8.5797 (4)           $ 2,144,925        $    649.98

Class A Common Stock (par value $0.001 per
share) reserved for issuance pursuant to the
1997 Non-U.S. Employee Stock Purchase Plan              250,000        $8.5797 (4)           $ 2,144,925        $    649.98

Class A Common Stock (par value $0.001 per
share) to be issued pursuant to the 1997
Director Option Plan                                     70,000        $11.50 (5)          $   805,000        $      243.94

Class A Common Stock (par value $0.001 per
share) reserved for issuance under the 1997
Director Option Plan                                    155,000        $10.0938 (2)        $ 1,564,539        $      474.10
---------------------------------------------------------------------------------------------------------------------------
           Total                                      5,790,000                            $33,037,319.30     $   10,011.49
===========================================================================================================================

(1) Under the 1996 Stock Option Plan (the "OPTION PLAN"), 2,929,500 shares are subject to outstanding options to purchase Class A Common Stock. The Proposed Maximum Offering Price Per Share with respect to such 2,929,500 shares was estimated pursuant to Rule 457(h) by reference to the exercise price of such options. The weighted average exercise price of such 2,929,500 shares subject to outstanding options under the Option Plan is $1.11.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share was determined by reference to the fair market value of the Class A Common Stock (the "FMV"), or, the average of the high and low sale prices reported in the Nasdaq National Market on November 7, 1997.

(3) Under the 1997 Stock Plan (the "PLAN"), 1,117,000 shares are subject to outstanding options to purchase Class A Common Stock. The Proposed Maximum Offering Price Per Share with respect to such 1,117,000 shares was estimated pursuant to Rule 457(h) by reference to the weighted average exercise price of such options, which is $11.50.

(4) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share was determined to be 85% of the FMV.

(5) Under the 1997 Director Option Plan (the "OPTION PLAN"), 70,000 shares are subject to outstanding options to purchase Class A common Stock. The Proposed Maximum Offering Price Per Share with respect to such 70,000 shares was estimated pursuant to Rule 457(h) by reference to the weighted average exercise price of such options, which is $11.50.

                   INTERNATIONAL MANUFACTURING SERVICES, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "COMMISSION") by International Manufacturing Services, Inc. (the "REGISTRANT"):

        1. The Registrant's Registration Statement on Form S-1 (File No. 333-34557), as amended (the "REGISTRATION STATEMENT"), filed pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), relating to the Company's initial public offering of its Class A Common Stock (the "OFFERING").

        2. The description of Registrant's Class A Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 000-1018797) pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.


        All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which de-registers all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the issuance of shares of Class A Common Stock offered pursuant to the Offering will be passed upon for the Registrant by Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), Palo Alto, California. Jeffrey D. Saper, a member of WSGR, is Secretary of the Company. As of October 22, 1997, the effective date of the Registration Statement on Form S-1, Mr. Saper beneficially owned 23,945 shares of Class A Common Stock and a $31,875 principal amount 12% junior subordinated note, and certain members of WSGR, and investment partnerships of which such persons are partners, beneficially owned 23,006 shares of Class A Common Stock and $30,625 principal amount 12% junior subordinated notes.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care to the Company or its stockholders. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the certificate of incorporation of the Registrant provides, inter alia, that each person who is made a party or is threatened to be made a party to or otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorney's fees, judgements, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee's heirs, executors and administrators; provided, however, that, except with respect to the proceedings brought by an indemnitee to enforce rights to indemnification (subject to certain restrictions and as more fully described in the Registrant's certificate of incorporation), the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or any part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in the Registrant's certificate of incorporation includes the right to be paid by the Company the expenses incurred in connection with any such proceeding in advance of its final disposition; provided, however, that, if and to the extent that the Delaware General Corporation Law requires, such an advancement of expenses incurred by an indemnitee in his or her capacity in which service was or is rendered by such indemnitee, including, without limitation, service with respect to an employee benefit plan, shall be made only upon delivery to the Company of an undertaking by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under the Company's certificate of incorporation or otherwise.

                 The Registrant's policy is to enter into indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed directors and executive officers by Section 145 of the Delaware General Corporation Law and the bylaws, as well as certain additional procedural protections. The indemnity agreements provide that all directors and executive officers will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in any action or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors or executive officers of the Registrant or as the directors or officers of any other Company or enterprise when they are serving in such capacities at the request of the Registrant. Pursuant to the indemnity agreements, the Company will not be obligated to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceedings specifically authorized by the Board of Directors or brought to enforce a right of indemnification under such indemnity agreement, the Company's certificate of incorporation, bylaws or any statute or law, or as otherwise required by Section 145 of the Delaware General Corporation Law. Also under the indemnity agreements, the Company is not obligated to indemnify the indemnified party for
(i) any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous, (ii) acts, omissions or transactions on the part of the indemnified party from which such party may not be relieved of liability under applicable law, or (iii) expenses and the payment of profits arising from the purchase and sale by the indemnified party of securities in violation of Section 16(b) of the Exchange Act, or any similar successor statute.

        The indemnification provisions in the certificate of incorporation and the indemnification agreements entered into by and between the Registrant and its directors and officers, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the 1933 Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.


ITEM 8. EXHIBITS.

      Exhibit
      Number
      -------


        4.1*    Form of Class A Common Stock Certificate

        5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation.

        10.2* 1996 Stock Option Plan and Form of Stock Option Agreement thereunder.

        10.3*   1997 Stock Plan and Form of Stock Option Agreement thereunder.

        10.4* 1997 Employee Stock Purchase Plan and Form of Participation Agreement thereunder.

        10.5* 1997 Non-U.S. Employee Stock Purchase Plan and Form of Participation Agreement thereunder.

        10.6* 1997 Director Option Plan and Form of Director Option Agreement thereunder.

        23.1 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

        23.2    Consent of Price Waterhouse LLP, Independent Accountants.

        23.3    Consent of Ernst & Young LLP, Independent Auditors.

        24.1    Power of Attorney (Please see page II-5).


----------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-34557), as amended, which was declared effective by the Commission on October 22, 1997.


ITEM 9. UNDERTAKINGS.

        (a)     The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of San Jose, State of California, on November 12, 1997.

                   INTERNATIONAL MANUFACTURING SERVICES, INC.

                                  By:  /s/ Robert G. Behlman
                                       -----------------------------------------
                                       Robert G. Behlman, Chairman of the Board,
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert G. Behlman and Nathan Kawaye, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


              SIGNATURE                                     TITLE                              DATE
--------------------------------------       ---------------------------------------     -----------------


/s/ Robert G. Behlman                        Chairman of the Board, President and        November 12, 1997
--------------------------------------
          Robert G. Behlman                  Chief Executive Officer (Principal
                                             Executive Officer)


/s/ Nathan Kawaye                            Vice President, Finance and Chief           November 12, 1997
--------------------------------------       Financial Officer  (Principal Financial
            Nathan Kawaye                    and Accounting Officer)



/s/ William J. Almon                         Director                                    November 12, 1997
--------------------------------------
          William J. Almon


/s/ Dixon R. Doll                            Director                                    November 12, 1997
--------------------------------------
           Dixon R. Doll


/s/ John A. Downer                           Director                                    November 12, 1997
--------------------------------------
          John A. Downer


/s/ Fredric W. Harman                        Director                                    November 12, 1997
--------------------------------------
        Fredric W. Harman


/s/ Mark Rossi                               Director                                    November 12, 1997
--------------------------------------
            Mark Rossi


/s/ J. Larry Smart                           Director                                    November 12, 1997
--------------------------------------
          J. Larry Smart


/s/ Paul J. Tufano                           Director                                    November 12, 1997
--------------------------------------
          Paul J. Tufano

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                         -----------------------------

                                    EXHIBITS

                         -----------------------------


                       REGISTRATION STATEMENT ON FORM S-8

                   INTERNATIONAL MANUFACTURING SERVICES, INC.

                                INDEX TO EXHIBITS


       Exhibit
       Number               Description
       ------               -----------

        4.1*    Form of Class A Common Stock Certificate.

        5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation.

        10.2* 1996 Stock Option Plan and Form of Stock Option Agreement thereunder.

        10.3*   1997 Stock Plan and Form of Stock Option Agreement thereunder.

        10.4* 1997 Employee Stock Purchase Plan and Form of Participation Agreement thereunder.

        10.5* 1997 Non-U.S. Employee Stock Purchase Plan and Form of Participation Agreement thereunder.

        10.6* 1997 Director Option Plan and form of Director Option Agreement thereunder.

        23.1 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

        23.2    Consent of Price Waterhouse LLP, Independent Accountants.

        23.3    Consent of Ernst & Young LLP, Independent Auditors.

        24.1    Power of Attorney (please see page II-5).


----------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-34557), as amended, which was declared effective by the Commission on October 22, 1997.